HUMANA RETIREMENT EQUALIZATION PLAN

AMENDED AND RESTATED AS OF JANUARY 1, 2026

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ARTICLE 1

PURPOSE AND APPLICABILITY OF PLAN
1.1Purpose of Plan    2
1.2Applicability of Plan    2
ARTICLE 2 DEFINITIONS
2.1Accounts    2
2.2Beneficiary and Secondary Beneficiary    2
2.3Benefits    2
2.4Board of Directors    3
2.5Change in Control    3
2.6Code    3
2.7Common Stock    3
2.8Compensation Committee    3
2.9Daily Allocation Date    3
2.10Effective Dates    3
2.11Employee    3
2.12Employer    3
2.13Initial Year Contributions    3
2.14Investment Options    3
2.15Matching Contribution Account    3
2.16Matching Contribution Benefit    4
2.17OTRP Rollover Account    4
2.18Participant    4
2.19Participation Date    4
2.20Payment Commencement Date    4
2.21Plan    4
2.22Plan Administrator    4
2.23Plan Year    4
2.24Qualified Matching Contribution Account    4
2.25Qualified Plans    4
2.26Qualified Retirement Account    4
2.27Quarterly Allocation Date    4
2.28Related Employer    5
2.29Retirement    5
2.30Retirement Account    5
2.31Retirement Benefit    5
2.32Retirement Savings Plan    5

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2.33Section 409A    5
2.34Savings & Investment Plan    5
2.35Separation from Service    5
2.36Sponsoring Employer    6
ARTICLE 3 PARTICIPATION IN THE PLAN
3.1Eligible Employees    6
3.2Provisions of Plan Binding on Participants    6
3.3Notification of Participation    6
3.4Termination of Benefit Accrual    6
ARTICLE 4 BENEFITS
4.1Amount of Benefits    7
4.2Accrual of Benefits    7
4.3Investment Options    8
4.4Reallocation Among Investment Options    8
4.5Adjustments to Account Balances    8
ARTICLE 5
DISTRIBUTION OF ACCOUNTS
5.1Eligibility for Distribution of Accounts    8
5.2Payments to Specified Employees    9
5.3Standard Form of Distribution    9
5.4Alternative Forms of Distribution    9
5.5Changes to Form of Distribution    9
5.6Change in Control Election    10
5.7Rabbi Trust    10
5.8Source of Funding    10
5.9Distributions to Beneficiaries    11
5.10Accelerated Distribution Upon Loss of Tax Deferral    11
5.11Payments to Person of Diminished Legal Capacity    11

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ARTICLE 6
PLAN ADMINISTRATION
6.1Duties of the Plan Administrator    11
6.2Establishment of Rules and Claims Procedure    11
6.3Employment of Advisors    12
6.4Payment of Expenses    12
ARTICLE 7
AMENDMENTS AND RESERVATION OF COMPANY RIGHTS
7.1Rights Generally to Make Amendments    12
7.2Conditions to Amendment, Suspension or Termination    12
7.3Partial Termination of the Plan    13
ARTICLE 8 CHANGE IN EMPLOYMENT
8.1Participant Transfer from Employer to Employer    13
8.2Participant Transfer from Employer to Related Employer    13
ARTICLE 9 MISCELLANEOUS PROVISIONS
9.1Prohibition Against Assignment    13
9.2Plan Voluntary on Part of Employers    13
9.3Plan Not Contract of Employment    14
9.4Form of Notice    14
9.5Construction    14

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HUMANA RETIREMENT EQUALIZATION PLAN

AMENDED AND RESTATED AS OF JANUARY 1, 2026

WHEREAS, HUMANA INC., a Delaware corporation with its principal place of business in Louisville, Kentucky (“Sponsoring Employer”), has adopted the Humana Retirement Savings Plan, which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (“Code”), the Humana Savings & Investment Plan, which is intended to be qualified under Code Section 401(a), and the Humana Puerto Rico Retirement Savings Plan, which is intended to be qualified under the Puerto Rico Internal Revenue Code, (collectively, the “Qualified Plans”), and

WHEREAS, certain employees of the Sponsoring Employer and its subsidiaries are eligible for allocations of employer matching contributions to matching contribution accounts under the Qualified Plans, and

WHEREAS, pursuant to the terms of the Qualified Plans, the benefits of certain employees of the Sponsoring Employer and its subsidiaries have been and will be reduced because of the limitation on compensation of Code Section 401(a)(17), the nondiscrimination requirements of Code Sections 401(k) and 401(m), and certain other limitations imposed by applicable provisions of the Code and the Puerto Rico Internal Revenue Code, and

WHEREAS, the Sponsoring Employer desires to continue to provide a benefit to a select group of management and highly compensated employees in the amount of the reduction of their benefits and employer contributions under the Qualified Plans, and

WHEREAS, on September 1, 1982, the Sponsoring Employer adopted the Humana Supplemental Executive Retirement Plan, and

WHEREAS, on May 11, 1988, the Sponsoring Employer adopted the Humana Thrift Excess Plan, and
WHEREAS, on December 31, 2003, the Sponsoring Employer merged the Humana Supplemental Executive Retirement Plan and the Humana Thrift Excess Plan, and amended and restated those plans as a single plan, namely the Humana Supplemental Executive Retirement and Savings Plan (the “Plan”), and

WHEREAS, effective January 1, 2011, the Sponsoring Employer amended the Plan to change the name of the Plan to the Humana Retirement Equalization Plan and to make other design changes consistent with changes made to the Qualified Plans,

WHEREAS, effective January 1, 2013, the Sponsoring Employer amended and Restated the Plan and made certain amendments to the Plan thereafter to clarify certain operations of the Plan,

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WHEREAS, effective January 1, 2023, the Sponsoring Employer amended and Restated the Plan and made certain amendments to the Plan thereafter to clarify certain operations of the Plan, and

WHEREAS, the Sponsoring Employer now desires to amend and restate the Plan to clarify certain operations of the Plan, expand the included Qualified Plans, and to terminate a portion of the Plan as it relates to certain Participants.

NOW, THEREFORE, the Sponsoring Employer, pursuant to the right to amend the Plan contained in Article 7, hereby approves and adopts this amendment and restatement effective January 1, 2026.

ARTICLE 1

PURPOSE AND APPLICABILITY OF PLAN

1.1Purpose of Plan. The purpose of the Plan shall be to provide benefits to Participants whose benefits under the Qualified Plans have been or will be reduced because of the compensation limitation of Code Section 401(a)(17), the nondiscrimination requirements of Code Sections 401(k) and 401(m), and certain limitations imposed by applicable provisions of the Code and the Puerto Rico Internal Revenue Code, upon the terms and conditions, and subject to the limitations, contained herein.

1.2Applicability of Plan. The provisions of the Plan shall apply only to persons eligible for and participating in Qualified Plans on and after the Effective Dates.

ARTICLE 2 DEFINITIONS
As used herein, the following words and phrases shall have the meanings specified below, unless a different meaning is plainly required by the context. Terms not defined herein shall have the meanings specified in the Retirement Savings Plan.
2.1Accounts. A Participant’s Retirement Account, if any, Matching Contribution Account, if any, and OTRP Rollover Account, if any.
2.2Beneficiary and Secondary Beneficiary. The person or persons (or a trust) named as the Participant’s beneficiary as set forth under the Qualified Plans unless a Participant has elected in writing a different Beneficiary and Secondary Beneficiary for this Plan, in which case the written election for this Plan shall govern benefits under this Plan.

2.3Benefits. The benefits available under the Plan, including the Retirement Benefit, the Matching Contribution Benefit, and the amount credited to the OTRP Rollover Account, unless otherwise specified.

2.4Board of Directors. The Board of Directors of the Sponsoring Employer.

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2.5Change in Control. Change in Control shall have the meaning set forth in the Humana Inc. 2011 Stock Incentive Plan.

2.6Code. The Internal Revenue Code of 1986, as it has been and may be amended from time to time. Reference to any section of the Code shall include any provision successor thereto.

2.7Common Stock. The common stock, par value $0.16 2/3 per share, of the Sponsoring Employer, or any other securities or property into which such stock may be converted or exchanged.

2.8Compensation Committee. The Organization and Compensation Committee of the Board of Directors of the Sponsoring Employer.

2.9Daily Allocation Date. Each business day on which Common Stock is traded on the New York Stock Exchange as reported in the Composite Tape.

2.10Effective Dates. The effective dates of this Plan, which shall be September 1, 1982, in the case of contributions to the Retirement Accounts, May 1, 1988, in the case of contributions to the Matching Contribution Accounts and November 1, 2007, in the case of contributions to the OTRP Rollover Account.

2.11Employee. Any member of a select group of management and highly compensated employees as designated by the Sponsoring Employer and employed by an Employer.

2.12Employer. The Sponsoring Employer and each corporation which is a member of the “affiliated group” (as defined in Code Section 1504(a)) with the Sponsoring Employer that has adopted either of the Qualified Plans with the consent of the Sponsoring Employer. When used with reference to an Employee or Participant, the term shall mean the Employer employing the Employee or Participant.

2.13Initial Year Contribution. Contributions made to the Accounts of a Participant pursuant to Section 4.1 of the Plan for the Plan Year in which that Participant’s Participation Date occurred, including all investment gains (or losses) attributable to such contributions.
2.14Investment Options. The investment vehicles in which a Participant’s Accounts may be deemed invested as provided in Sections 4.3 and 4.4 for purposes of making adjustments to those Accounts for gains (or losses) as provided in Section 4.5. Investment Options are limited to the identical investment funds offered from time to time for investing accounts held under the Retirement Savings Plan (including the Humana Unitized Stock Fund) except that no part of any Accounts may be deemed invested in a brokerage account.

2.15Matching Contribution Account. The account established by that name on behalf of a Participant, formerly named Supplemental Pretax Savings Account prior to January 1, 2011, to which the Participant’s Matching Contribution Benefit is credited and any adjustments to the account balance as provided in Section 4.5.

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2.16Matching Contribution Benefit. The benefit described in Section 4.1(a), formerly named Supplemental Pretax Savings Benefit prior to January 1, 2011.

2.17OTRP Rollover Account. The account which reflects balances transferred from the Humana Officers’ Target Retirement Plan on November 1, 2007, and any adjustments to the account balance as provided in Section 4.5.

2.18Participant. An Employee who has met the requirements of Article 3 for participation hereunder. Where the context so permits or requires, the term shall also include a person who was a Participant prior to the Participant’s Separation from Service with an Employer and who is entitled to his Account balance after such person’s Separation from Service.

2.19Participation Date. The later of the Effective Date or the effective date of participation set forth in a notice a Participant receives as described in Section 3.3 of the Plan.

2.20Payment Commencement Date. The date on which the payment of a Participant’s Accounts are scheduled to be paid or commence pursuant to Article 5 and the applicable election of the Participant.

2.21Plan. The Humana Retirement Equalization Plan provided for herein, as it may be amended from time to time. Prior to January 1, 2011, the Plan was known as the Humana Supplemental Executive Retirement and Savings Plan.

2.22Plan Administrator. The Plan Administrator shall be the Sponsoring Employer.

2.23Plan Year. The twelve consecutive month period commencing on the first day of January and ending on the last day of the immediately following December.

2.24Qualified Matching Contribution Account. A Participant’s subaccount under a Qualified Plan that holds the employer matching contributions allocated to that Participant and other amounts credited to the subaccount according to the terms of the applicable Qualified Plan.

2.25Qualified Plans. Each of the Retirement Savings Plan, the Savings & Investment Plan, and the Humana Puerto Rico Retirement Savings Plan.
2.26Qualified Retirement Account. A Participant’s subaccount under a Qualified Plan that holds the employer profit sharing contribution allocated to that Participant as of January 1, 2011, and other amounts credited to the subaccount according to the terms of the applicable Qualified Plan. No additional employer profit sharing contributions will be allocated to a Participant’s Qualified Retirement Account on or after January 1, 2011.

2.27Quarterly Allocation Date. The last day of each calendar quarter on which Common Stock is traded on the New York Stock Exchange as reported on its Composite Tape.

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2.28Related Employer. Any subsidiary or affiliate of the Sponsoring Employer which is a member of the “affiliated group” (as defined in Code Section 1504(a)) with the Sponsoring Employer that has not adopted either of the Qualified Plans.

2.29Retirement. Effective January 1, 2010, a Participant’s retirement on or after the first day of the month coincident with or following the date on which all of the following shall have occurred:

(a)the Participant has completed five years of retirement service;

(b)the Participant has reached at least age 55; and

(c)the Participant’s age plus years of retirement service equals or exceeds 65.

A Participant’s “years of retirement service” shall be determined as provided for in the Retirement Savings Plan.

2.30Retirement Account. The account established by that name on behalf of a Participant, formerly named Supplemental Retirement Account prior to January 1, 2011, to which the Participant’s Retirement Benefit is credited and any adjustments to the account balance as provided in Section 4.5.

2.31Retirement Benefit. The benefit described in Section 4.1(b)(1), formerly named Supplemental Retirement Benefit prior to January 1, 2011.

2.32Retirement Savings Plan. The Humana Retirement Savings Plan, as it may be amended from time to time.

2.33Savings & Investment Plan. The Humana Savings & Investment Plan, as it may be amended from time to time.

2.34Section 409A. Code Section 409A and the regulations and interpretive guidance issued thereunder.
2.35Separation from Service. A Participant will be treated as having a Separation from Service if it is not reasonably expected that the Participant will continue to provide services to the Sponsoring Employer or any other Employer who has adopted the Qualified Plans (whether as an employee or independent contractor, but not as a director) that exceeds 20% of the average level of bona fide services performed by the Participant over the immediately preceding 36-month period (or the full period of services if the Participant has been providing services for less than 36 months).

2.36Sponsoring Employer. Humana Inc., a Delaware corporation, an any successor employer by merger, purchase of assets or otherwise who adopts the Plan and Rabbi Trust as the Sponsor of the Plan.

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ARTICLE 3 PARTICIPATION IN THE PLAN
3.1Eligible Employees. The following persons are eligible to participate in this Plan to the extent of the Benefit provided to that eligible Participant:

(a)Matching Contribution Benefit. Each Employee who is a participant in a Qualified Plan after May 1, 1988, and eligible to receive employer matching contributions under that Qualified Plan may participate in the Matching Contribution Benefit. For the avoidance of doubt, no Employee hired on or after January 1, 2023, may participate in the Matching Contribution Benefit before being credited with one year of service under a Qualified Plan.

(b)Frozen Benefits. No Employee may become eligible for the benefits described below after the dates identified below, but Employees previously eligible will continue to participate in the Plan with respect to any benefit earned before such date:

(1)Retirement Benefit. Each Employee who was a participant in a Qualified Plan after August 31, 1982, and before January 1, 2011, was eligible to participate in the Retirement Benefit. No Employee will become eligible to participate in the Retirement Benefit on or after January 1, 2011.

(2)ORTP Rollover Account. Each person who had an account transferred to the Plan from the Humana Officers’ Target Retirement Plan as of November 1, 2007, is eligible to participate in the ORTP Rollover Account established in their name under this Plan.

(d) No Other Participation. Except as otherwise set forth in this Section 3.1, no other Employee or person may become a Participant or participate in any other Benefits under the Plan.

3.2Provisions of Plan Binding on Participants. Upon becoming a Participant, a Participant shall be bound then and thereafter by the terms of this Plan, including all amendments to the Plan.
3.3Notification of Participation. Each Employee shall become a Participant on the date he or she receives notification to that effect.

3.4Termination of Benefit Accrual. An Employee’s accrual of Benefits under this Plan shall cease upon the Employee’s Separation from Service.

ARTICLE 4 BENEFITS
4.1Amount of Benefits.

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(a)Matching Contribution Benefits. For any Plan Year in which a Participant who meets the eligibility requirements of Section 3.1(a) and makes elective deferrals (i) to the Retirement Savings Plan or the Savings & Investment Plan equal to the Code Section 402(g) limit in effect for that Plan Year, or (ii) the Humana Puerto Rico Retirement Savings Plan equal to the Puerto Rico Internal Revenue Code Section 1081.01(d)(7)(A)(i) limit, subject to Section 4.2, the Participant will have credited to his Matching Contribution Account as a Matching Contribution Benefit an amount equal to the difference, if any, between the actual Employer matching contribution to the Qualified Matching Contribution Account made on behalf of the Participant for such Plan Year and the amount the Employer matching contribution would otherwise have been on behalf of such Participant for that Plan Year but for the applicable legal limitations on the Participant’s contributions and the Employer’s contributions, based solely on the Participant’s compensation earned after meeting the eligibility requirements of Section 3.1(a).

(b)Frozen Benefits. The following benefits were frozen as of the dates indicated, and no additional benefits may be earned under this subsection. The following describes what was previously earned.

(1)Retirement Benefits. Each Participant in the Retirement Benefit had credited to his Retirement Account for each Plan Year after August 31, 1982, and before January 1, 2011, as a Retirement Benefit an amount equal to the difference, if any, between the actual contribution by the Employer to a Qualified Retirement Account on behalf of the Participant for such Plan Year and the amount of the contribution which would otherwise have been made by the Employer under the applicable Qualified Plan on behalf of that Participant for that Plan Year but for the compensation limitation of Code Section 401(a)(17), the annual additions limitations imposed by Code Section 415, and effective January 1, 2008, and before January 1, 2011, with respect to limitations imposed by applicable sections of the Puerto Rico Internal Revenue Code. No Participant will be entitled to a Retirement Benefit for any Plan Year beginning on or after January 1, 2011.

(2)OTRP Rollover Account. A Participant’s OTRP Rollover Account is the amount of a Participant’s accrued benefit transferred from the Humana Officers’ Target Retirement Plan as of November 1, 2007.
4.2Accrual of Benefits. The Retirement Benefit shall be deemed to accrue to the Participant’s Retirement Account and the Matching Contribution Benefit shall be deemed to accrue to the Matching Contribution Account no later than the date of the filing of the Sponsoring Employer’s annual tax return for the tax year that includes the last day of the Plan Year. No benefit will accrue with respect to any Plan Year if the Participant ceases to be an active employee before the end of such Plan Year, unless cessation of employment is due to death, Retirement, disability or a Change in Control, in which case the Participant will be entitled to benefits prorated to the date on which the Participant ceases to be an active employee. No Retirement Benefit will accrue after the date the annual retirement contribution for the plan year beginning January 1, 2010, is made to the applicable Qualified Plan.

4.3Investment Options.

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(a)Allocation Among Investment Options. Each Participant shall elect the Investment Options in which future accruals to the Participant’s Matching Contribution Account shall be deemed to be allocated. A Participant’s accruals may be allocated in one percent increments among one or more of the Investment Options. If the Participant allocates less than 100% of his or her accruals pursuant to this Section 4.3(b), unallocated accruals shall be deemed to be allocated to the default investment option established by the Plan Administrator, or if no such default has been established by the Plan Administrator, to the default investment option established under the Retirement Savings Plan. A Participant may change the allocation of future accruals to his or her Matching Contribution Account at any time in one percent increments among the Investment Options in such manner as the Plan Administrator may prescribe from time to time, which may include an online alternative.

(b)OTRP Rollover. Amounts allocated to a Participant’s OTRP Account shall initially be deemed to be invested in the applicable age appropriate target retirement fund Investment Option. Subsequently, a Participant may reallocate the balance in his or her OTRP Rollover Account pursuant to Section 4.4.

4.4Reallocation Among Investment Options. Each Participant may reallocate the balances in his or her Accounts on any Daily Allocation Date among the Investment Options in one percent increments and shall be effected in such manner as the Plan Administrator may prescribe from time to time, which may include an online alternative.

4.5Adjustments to Account Balances. The balances in Participants’ Accounts shall be adjusted for gains (or losses) as if such amounts were actually invested in the Investment Options selected by the Participants, except that for purposes of adjusting any Accounts deemed to be invested in the Humana Unitized Stock Fund, the value of any dividend payments paid on Common Stock held in the Humana Unitized Stock Fund will be adjusted as of the Quarterly Allocation Date. Upon a Participant’s Separation from Service or cessation of active participation in this Plan for any reason, the balances in the Participant’s Accounts will continue to be allocated among the Investment Options subject to reallocation pursuant to Section 4.4.

ARTICLE 5 DISTRIBUTION OF ACCOUNTS
5.1Eligibility for Distribution of Accounts. Except as otherwise provided in Article 5, distribution of the Participant’s Accounts shall commence no later than 90 days following the Participant’s Separation from Service (the “Payment Commencement Date”). The form of distribution shall be governed by Sections 5.3, 5.4, and 5.5, notwithstanding the form of distribution of the Participant’s benefits from the applicable Qualified Plan. All payments shall be made in cash.

5.2Distributions to Specified Employees. Notwithstanding any other provision in the Plan, distribution of Benefits owed to any Participant pursuant to the Plan who is a “specified employee” as defined under Section 409A and Treasury Regulation §1.409A-1(i), shall not be made or commenced pursuant to the Plan to the Participant before the date that is six months after the Participant’s Separation from Service, and shall be paid or commenced as soon as practicable

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on or after such date, but in no event later than the last day of the Plan Year that contains such date or, if later, by the 15th day of the third month following such date and the Participant is not permitted, directly or indirectly, to designate the taxable year of the payment; provided, however, that this Section 5.2 shall not apply if the Participant’s Separation from Service occurs by reason of his or her death. If this Section 5.2 applies and the method of distribution of the Participant’s Benefits is not a lump sum, the first payment to the Participant will include all amounts that would have been paid during the six-month period but for this Section 5.2.

5.3Standard Form of Distribution. If a Participant does not elect an alternative form of distribution in accordance with Section 5.4, the Participant’s distribution will be made in the form of a single lump-sum payment.

5.4Alternative Forms of Distribution. Before the date that is 30 days after a Participant’s Participation Date, a Participant may elect one of the following alternative forms of distribution:

(a)Monthly, quarterly, or annual installments for a period not to exceed 20 years, to the extent permitted under Section 409A; provided, however, that this form of distribution will only be available if the Participant’s balance in the account from which the periodic payments would be made exceeds $100,000, or such lesser amount, if any, permitted under Section 409A. Effective January 1, 2026, if a Participant’s benefit payments are in the form of installments, the Participant’s Accounts will be deemed to remain invested according to the Participant’s investment elections as provided in Section 4.3; or

(b)An annuity in any form permitted from the Retirement Savings Plan at the time of a Participant’s election; provided, however, that an annuity form of distribution will only be available if (i) the Participant’s balance in the account from which the annuity payment would be made exceeds $100,000, or such lesser amount, if any, permitted under Section 409A, and (ii) the election (including any change described in Section 5.5) was made before January 1, 2011.

A Participant’s initial election pursuant to this Section 5.4 shall become irrevocable on the 30th day after the Participant’s Participation Date. Except for changes made to the form of distribution in accordance with Section 5.5, the Participant’s initial election will be the sole form of distribution of all Benefits that accrue to that Participant under this Plan, except that a Participant’s Initial Year Contribution will be paid at the time and in the manner provided for in Sections 5.1 and 5.3.
5.5Changes to Form of Distribution. At any time after the date that is 30 days after a Participant’s Participation Date, a Participant may change that form of distribution to one of the alternative forms of distribution provided in Sections 5.3 or 5.4(a), provided that any change to the form of distribution (i) will not be effective for 12 months after the date on which such election is made, (ii) must be made not less than 12 months prior to the date of the first scheduled payment of the Participant’s Account balance, and (iii) will result in a Payment Commencement Date that is at least five years after the previously scheduled Payment Commencement Date. A Participant may not change any Change in Control election (or non-election) the Participant has made under Section 5.6.

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5.6Change in Control Election. Prior to the date that is 30 days after a Participant’s Participation Date, a Participant may make a separate election that in the event of a Change in Control which also constitutes a “change in ownership or effective control” of the Company or a “change in ownership of a substantial portion of the assets of” the Company, in each case within the meaning of Section 409A, his or her Account balance shall be distributed in:

(a)A lump sum to be paid at the effective time of the Change in Control; or

(b)A lump sum to be paid following the Participant’s Separation from Service within two years following the Change in Control.

If the Participant does not make a separate Change in Control election, his or her Account balance will be paid at the time and in the manner provided for in Sections 5.1, 5.2 or, except for the Participant’s Initial Year Contribution, pursuant to the Participant’s alternative election made in accordance with Section 5.3or 5.4.

5.7Rabbi Trust. Upon the effective date of a Change in Control, the Sponsoring Employer shall create a “Rabbi Trust” (i.e., a grantor trust described in IRS Revenue Procedure 92-64 designed to hold funds to be used to pay benefits under a deferred compensation arrangement without such funds becoming taxable to the Participants entitled to such benefits until paid to such Participants) in the form similar to that set forth on Appendix B with a major financial institution selected by the Sponsoring Employer to which the Sponsoring Employer shall transfer funds in an amount equal to the aggregate balance of all Participants’ Accounts as of the date of the Change in Control, but excluding amounts to be paid in a lump sum immediately following the Change in Control. The Sponsoring Employer shall continue to transfer funds to the Rabbi Trust following the Change in Control, no less frequently than annually, so that the assets of the Rabbi Trust remain equal to the aggregate balance of all Participants’ Benefits payable pursuant to the terms of the Plan as of the Change in Control plus any benefits that accrue under the Plan following the Change in Control.

5.8Source of Funding. The Accounts established under this Plan shall not be funded but shall constitute liabilities of the Sponsoring Employer, payable when due from the general assets of the Employer or, if a Rabbi Trust has been established pursuant to Section 5.7, such Rabbi Trust. No Participant or other person shall have any right or claim to the payment of any Account which in any manner whatsoever is superior to or different from the right or claim of a general and unsecured creditor of the Sponsoring Employer.

5.9Distributions to Beneficiaries. If at the time of a Participant’s death a distribution is still outstanding, the remaining Account balance shall be paid to the Participant’s Beneficiary in a single lump sum as soon as practicable following the death of the Participant and the determination of the Beneficiary but in no event later than 90 days after the Participant’s death. If a Participant’s death occurs while any amount remains in the Participant’s Accounts and the Participant’s Beneficiary does not survive the Participant, the remaining Account balance shall be paid to the Participant’s Secondary Beneficiary. If a deceased Participant is not survived by either a Beneficiary or Secondary Beneficiary (or if no Beneficiary was effectively named), the remaining Account balance shall be paid in a single sum to the estate of the Participant and the Plan Administrator shall be fully protected in paying the Account balance to the deceased

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Participant’s personal representative, irrespective of whether payments are actually made to a person or persons who in fact are not the personal representative of the deceased Participant.

5.10Accelerated Distribution Upon Loss of Tax Deferral. In the event that this Plan fails to satisfy the requirements of Section 409A and as a consequence a Participant becomes subject to federal income tax on all or any portion of his or her Account Balance for which such Participant is not then scheduled to receive a distribution under the Plan, notwithstanding any other provision of the Plan or distribution election made by such Participant, the Plan Administrator shall accelerate the payment of that portion of the Participant’s Accounts which the Plan Administrator reasonably determines to be subject to such taxation in a lump sum payable on a date determined by the Plan Administrator.

5.11Payment to Persons of Diminished Legal Capacity. In making any payment to or for the benefit of any minor or incompetent Beneficiary, or incompetent Participant, the Plan Administrator, in its sole, absolute and uncontrolled discretion, may, but need not, make such payment to a legal or natural guardian or other relative of such minor or court appointed committee of such incompetent, or to any adult with whom such minor or incompetent temporarily or permanently resides, and any such guardian, committee, relative or other person shall have full authority and discretion to expend such distribution for the use and benefit of such minor or incompetent, and the receipt by such guardian, committee, relative or other person shall be a complete discharge to the Employer, without any responsibility on its part to see to the application thereof.

ARTICLE 6

PLAN ADMINISTRATION

6.1Duties of Plan Administrator. The Plan Administrator, or its designee, shall be responsible for making all policy decisions which arise under the Plan and shall be responsible for administering the Plan and keeping records of Benefits and Accounts.

6.2Establishment of Rules and Claims Procedure. Subject to the limitations of the Plan, the Plan Administrator or its designee shall from time to time establish rules for the administration of the Plan. Without limiting the generality of the preceding sentence, it is specifically provided that the Plan Administrator shall set forth the procedures to be followed in presenting claims for benefits under the Plan. In case of any factual dispute hereunder, the Plan Administrator or its designee shall resolve such dispute giving due weight to all evidence available to it. The Plan Administrator or its designee shall interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan. All such determinations shall be final, conclusive and binding. Any claim for benefits from the Plan, any declaratory judgment action to determine any person’s rights or status under the Plan, or any other claim related to the Plan may only be brought in a court of competent jurisdiction in and for Louisville, Kentucky.

6.3Employment of Advisors. The Plan Administrator or its designee may employ such counsel, accountants, recordkeepers, and other advisors as it shall deem advisable. The Sponsoring Employer shall pay the compensation of such counsel, accountants, recordkeepers, and

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other advisors and any other expenses incurred by the Plan Administrator in the administration of the Plan.

6.4Payment of Expenses. The reasonable costs and expenses incurred by the Plan Administrator or its designee in the performance of its duties hereunder, excluding compensation for services, but including, without limitation, reasonable fees for legal, accounting, recordkeeping, and other services rendered, shall be paid by the Sponsoring Employer.

ARTICLE 7

AMENDMENTS AND RESERVATION OF COMPANY RIGHTS

7.1Rights Generally to Make Amendments. By action of the Board of Directors, the Sponsoring Employer shall have the right at any time by instrument of writing, to modify, alter, amend or terminate the Plan in whole or in part, provided that any Benefit which has actually accrued and become distributable hereunder shall not be affected thereby. The Sponsoring Employer shall have the right to determine the eligibility of another employer to participate in the Plan as an Employer, and no employer may become an Employer unless and until approved by the Sponsoring Employer. Further, no amendment shall be made which shall decrease any Participant’s Account balance. Subject to the foregoing restrictions, the committee appointed pursuant to Article 12 of the Retirement Savings Plan shall also have the authority to amend the Plan in any manner which is necessary to comply with Section 409A and the authority to adopt any other amendment to the Plan which does not have the effect of materially increasing the liability of any Employer; provided, however, that no amendment by such committee may affect any Participant who is a member of such committee unless it applies to Participants generally.

7.2Conditions to Amendments, Suspension or Termination. Notwithstanding the provisions of Section 7.1, no amendment, suspension or termination shall adversely affect:

(a)The Benefits of any Participant, or the Beneficiary or Secondary Beneficiary of any Participant who has retired prior thereto; or
(b)The right of any Participant then employed by the Employer to receive upon retirement or other termination of employment, or the Participant’s Beneficiary or Secondary Beneficiary to receive upon the Participant’s death, the accrued Benefits to which such person would have been entitled under the Plan prior to its amendment, suspension or termination.
7.3Partial Termination of the Plan. By action of the committee appointed under the Retirement Savings Plan dated September 11, 2025, the Plan was amended to terminate and liquidate the portion of the Plan as it relates to all Participants who were employed by Enclara Pharmacia, Inc. (“Enclara”) on August 29, 2025, due to the divestiture of Enclara from the Sponsoring Employer’s controlled group of corporations in accordance with Treasury Regulation Section 1.409A-3(j)(4)(ix)(B) in a transaction that was a Change in Control and a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5). The entire account balance of each affected Participant will be distributed to that Participant no later than 12 months following September 11, 2025, provided that no Participant may direct when payment is made.

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ARTICLE 8 CHANGE IN EMPLOYMENT
8.1Participant Transfer from Employer to Employer. A Participant who transfers employment from one Employer to another Employer shall not be considered as terminating employment with an Employer and shall continue to be a Participant in this Plan without interruption.

8.2Participant Transfer from Employer to Related Employer. A Participant who transfers employment from an Employer to a Related Employer shall not be considered as terminating employment with an Employer and shall remain an active Participant in the Plan, except that no further benefits shall be accrued on such Participant’s behalf under Article 4. Although no further benefits may be accrued, the Participant’s Accounts may continue to be allocated among the Investments Options in accordance with Sections 4.3 and 4.4.

ARTICLE 9 MISCELLANEOUS PROVISIONS
9.1Prohibition Against Assignment. Neither the interest of a Participant or any other person nor the Account balances payable hereunder are subject to the claim of creditors of Participants or their Beneficiaries, and will not be subject to attachment, garnishment or any other legal process. Neither a Participant nor the Participant’s Beneficiaries may assign, sell, borrow on or otherwise encumber any of the Participant’s beneficial interest in the Plan, nor shall any such benefits be in any manner liable for or subject to the deeds, contracts, liabilities, engagements or torts of any Participant or Beneficiary. All such payments and rights thereto are expressly declared to be non-assignable and non-transferable, and in the event of any attempt of assignment or transfer, the Employer shall have no further liability hereunder.

9.2Plan Voluntary on Part of Employers. Although it is the intention of each Employer that this Plan shall be continued, this Plan is entirely voluntary on the part of each Employer, and the continuance of the Plan is not assumed as a contractual obligation of an Employer other than as may be provided by Article 7.
9.3Plan Not Contract of Employment. This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon such individual as a Participant in the Plan.

9.4Form of Notice. Any references in this Plan to written notice may, at the option of the Employer, be made by electronic notice.

9.5Construction.

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(a)This Plan shall be construed and enforced according to the laws of the Commonwealth of Kentucky, and all provisions hereunder shall be administered according to the laws thereof. It is intended that this Plan be exempt from Title I of the Employee Retirement Income Security Act of 1974, as amended, under Section 4(b)(5) thereof, as an excess benefit plan and as a plan which is unfunded and maintained by the Employer for the purpose of providing deferred compensation for a select group of highly compensated employees, and any ambiguities in construction shall be resolved in favor of interpretation which will effectuate such intentions.
(b)Any words herein used in the singular shall be read and construed as though used in the plural in all cases where they would so apply.

(c)Titles of articles and headings to sections are inserted for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles and headings, shall control.

IN WITNESS WHEREOF, the Sponsoring Employer has caused this instrument to be executed and attested thereto by its duly authorized officer this 8th day of December, 2025.

HUMANA INC.

By: /s/ Jessica Klein

Title: SVP, Total Rewards

    Attest:

    By: /s/ Joseph C. Ventura

    Title: Chief Legal Officer

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APPENDIX A FORM OF RABBI TRUST
TRUST UNDER      DEFERRED COMPENSATION PLAN
THIS TRUST AGREEMENT (“Trust Agreement”) is made this Click and type Day of Click and type Month , Click and type Year , by and between (i) <NAME OF COMPANY CREATING TRUST>, a <state of incorporation> corporation (“Company”) and (ii) <NAME OF TRUSTEE>, (“Trustee”).
Recitals:
A.Company has adopted the <Name of Company creating Trust> Deferred Compensation Plan (“Plan”), which is a nonqualified deferred compensation plan.
B.Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan.
C.Company wishes to establish a trust (hereinafter called “Trust”) and to contribute to the Trust assets that shall be held therein, subject to the claims of Company’s creditors in the event of Company’s Insolvency (as herein defined), until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan.
D.It is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.
E.It is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan.
Agreement:
Now, Therefore, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:
1.ESTABLISHMENT OF TRUST.

(a)Company hereby deposits with Trustee in trust $    , which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.
(b)The Trust hereby established is revocable by Company; it shall become irrevocable upon a “Change in Control” as that term is defined in the Plan.
(c)The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.
(d)The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or

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any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company’s general creditors under federal and state law in the event of Insolvency.
(e)Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.
2.PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

(a)Company shall deliver to Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.
(b)The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.
(c)Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.
3.TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT.

(a)Trustee shall cease payment of benefits to Plan participants and their beneficiaries if Company is Insolvent. Company shall be considered “Insolvent” for purposes of this Trust Agreement if
(i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.
(b)At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.
(1)The Board of Directors of Company and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company’s Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee

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shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.
(2)Unless Trustee has actual knowledge of Company’s Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company’s solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company’s solvency.
(3)If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.
(4)Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).
(c)Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.
4.PAYMENTS TO COMPANY. Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.
5.INVESTMENT AUTHORITY.

(a)The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercised by or rest with the Plan Participants. The Committee shall direct Trustee as to the investment of the Trust assets.
(b)Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.
(c)All amounts paid to Trustee by Company shall be held and administered by Trustee as a single trust and Trustee shall not be required to segregate and invest separately any part of the Trust representing interests of individual Plan participants.
(d)Neither any Plan participant nor their beneficiaries shall have any authority or control whatsoever over the investments of the Trust.

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(e)Trustee shall have all the powers necessary to carry out the provisions hereunder. Trustee shall have the custody of all cash, securities and investments received or purchased in accordance with the terms hereof. Trustee may sell or exchange any property or asset of the Trust at public or private sale, with or without advertisement, upon terms acceptable to Trustee and in such manner as Trustee may deem wise and proper. The proceeds of any such sale or exchange may be reinvested as provided hereunder. The purchaser of any such property from Trustee shall not be required to look to the application of the proceeds of any such sale or exchange by Trustee. Trustee may participate in the reorganization, recapitalization, merger or consolidation of any corporation in which Trustee may own stock or securities and may exercise any subscription rights or conversion privileges, and generally may exercise any of the powers of any owner with respect to any stock or other securities or property comprising the Trust. Trustee may, through any duly authorized officer or proxy, vote or refrain from voting any shares of stock or securities which Trustee may own from time to time.
(f)Trust may retain in cash such funds as from time to time it may deem advisable.
(g)Trustee may hold stocks or other securities in its own name as Trustee, with or without the designation of the Trust, or in the name of a nominee selected by it for that purpose, and may deposit securities with a depository trust company, but Trustee shall nevertheless be obligated to account for all securities owned by it as a part of the Trust, notwithstanding the name in which the same may be held.
6.DISPOSITION OF INCOME. During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.
7.ACCOUNTING BY TRUSTEE. Trustee shall keep accurate and detailed records of all investments, receipts, disbursements and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 45 days following the close of each calendar year, and within 45 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.
8.RESPONSIBILITY OF TRUSTEE.

(a)Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.
(b)If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee’s costs, expenses and liabilities (including, without limitation, reasonable attorneys’ fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

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(c)Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.
(d)Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.
(e)Notwithstanding the provisions of Section 8(d) hereof, Trustee may loan to Company the proceeds of any borrowing against any insurance policy held as an asset of the Trust.
(f)Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or by applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom within the meaning of Treas. Reg. § 301.7701-2.
9.COMPENSATION AND EXPENSES OF TRUSTEE. Company shall pay all administrative and Trustee’s fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.
10.RESIGNATION AND REMOVAL OF TRUSTEE.

(a)Trustee may resign at any time by written notice to Company, which shall be effective 30 days after receipt of such notice unless Company and Trustee agree otherwise.
(b)Trustee may be removed by Company on 10 days notice or upon shorter notice acceptable by Trustee; provided, however, that upon a Change in Control, Trustee may not be removed by Company for one year.
(c)If Trustee resigns within one year after a Change in Control, Company shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.
(d)Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.
(e)If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under Sections 10(a) or 10(b) hereof. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.
11.APPOINTMENT OF SUCCESSOR.

(a)If Trustee resigns or is removed in accordance with Sections 10(a) or 10(b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

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(b)The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for, and Company shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.
12.AMENDMENT OR TERMINATION.

(a)This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.
(b)The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.
(c)This Trust Agreement may not be amended by Company for one year following a Change in Control.
13.MISCELLANEOUS.

(a)Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.
(b)Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.
(c)This Trust Agreement shall be governed by and construed in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflict of laws rules.
14.EFFECTIVE DATE. The effective date of this Trust Agreement shall be the date of its execution.
In Witness Whereof, the parties have executed this Trust Agreement as of the date first written above.
x_Name of Company Creating Trust_x

By:      Title:
(“x_DefinedName_x”)

x_Name of Trustee_x

By:      Title:
(“x_DefinedName_x”)

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